UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 4, 2010

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 2.01 Completion of Acquisition.

As disclosed under Item 7.01 of the Form 8-K Current Report filed on January 4, 2011, Rogers Corporation (the “Registrant”) completed the acquisition of 100% of the stock (the “Shares”) of Curamik Electronics GmbH (the “Company”) on said date.  The Company is based in Eschenbach, Germany and is a developer and manufacturer of power electronic substrate materials.  As part of the acquisition, in addition to acquiring the stock of the Company, the Registrant acquired 100% of the stock of two wholly owned subsidiaries of the Company--  Curamik Electronics K.K. of Tokyo, Japan and Curamik Electonics Inc. of Dallas, Texas.  The Registrant also acquired certain assets of Electro-Thermal-Technologies & Components Limited, a subsidiary of the Company incorporated and located in Hong Kong.

In addition to the Registrant and the Company, other parties to the transaction were Electrovac Curamik GmbH of Regensburg, Germany as the seller (the “Seller”) and DZ Equity Partner GmbH of Frankfurt as the guarantor (the “Guarantor”).  As a condition to the Registrant’s decision to acquire the Shares, the Guarantor, a parent of the Seller, agreed to be jointly and severally liable for any and all payment obligations of the Seller of any kind arising out of and/or in connection with the Share Purchase and Transfer Agreement (the “Agreement”) and the transactions contemplated thereunder including the indemnification obligations thereunder.

The Registrant used cash on hand and an existing credit facility to fund the preliminary purchase price of €116 million (subject to post closing audit adjustments).  This preliminary purchase price is based on pro forma consolidated accounts of the Company for the period ending December 31, 2010.  The Agreement provides for an adjustment (subject to certain limitations) to the preliminary purchase price to be made within 60 days of the execution of the Agreement (the “Effective Date”) with such adjustment to be based on an audited and certified consolidated balance sheet of the Company as of the Effective Date prepared in compliance with the International Financial Reporting Standards.

A copy of the Agreement is attached hereto as Exhibit 2.1.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirely by reference to the Agreement.

Item 9.01 Financial Statements and Exhibits.

 (a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4)of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed with the Securities and Exchange Commission by March 22, 2011.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed with the Securities and Exchange Commission by March 22, 2011.

(c) Not applicable.

(d) The following exhibits are included with this Report:

Exhibit No.                                                      Description

2.1	Share Purchase and Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By: /s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and
Chief Financial Officer

Date:  January 10, 2011